EXHIBIT 5.1

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the use in Amendment No. 1 to Registration Statement No. 333-56992 on Form S-6 of our report dated April 3, 2001, relating to the statement of condition of Equity Investor Fund, Financial Services Portfolio, 2001 Series A, Defined Asset Funds and to the reference to us under the heading "How The Fund Works—Auditors" in the Prospectus which is a part of this Registration Statement.

DELOITTE & TOUCHE LLP
 New York, NY
April 3, 2001